Exhibit 99.1

Agenus to Acquire Antibody Manufacturing Capability, Expands Antibody Discovery and adds Cell Line Development Capabilities with Three Separate Transactions

  To acquire biologics manufacturing facility and capabilities from XOMA
  Acquires rights to Selexis cell line development technology
  Purchases an exclusive license to a Phage Display library from Iontas

LEXINGTON, Mass.--(BUSINESS WIRE)--November 5, 2015--Agenus Inc. (NASDAQ: AGEN), an immunology company discovering and developing innovative treatments for patients with cancer and other diseases, today announced that it has executed three separate transactions, including entering into a definitive agreement to acquire XOMA Corporation’s (NASDAQ: XOMA) antibody pilot plant manufacturing facility and capabilities. Additionally, Agenus obtained an exclusive license to a phage display library from IONTAS, and entered into an agreement for cell line development technology with Selexis. These new capabilities, in combination with Agenus’s Retrocyte DisplayTM and SECANT® yeast display platforms, will result in a broad, vertically integrated and highly productive in-vitro antibody discovery and production platform.

The acquisition of XOMA’s facility will enable Agenus to manufacture checkpoint modulator (CPM) antibodies to meet its growing GMP antibody production requirements for development and future clinical trials. Agenus will offer employment to experienced XOMA professionals currently operating the facility. The transaction is expected to close in December, subject to customary closing conditions.

“We look forward to working with the team currently at the XOMA facility and welcoming them to Agenus. With these three transactions, we will have assembled one of the most comprehensive and integrated capabilities in the industry,” said Dr. Garo H. Armen, Chairman and CEO of Agenus. “These capabilities provide us with unique advantages in an era where quality, efficiencies and speed of development and commercialization are paramount to successfully developing a new generation of biopharmaceutical products. Our goal is to bring highly effective novel therapies to patients while addressing the burden of rising healthcare costs.”

The Selexis (Geneva, Switzerland) collaboration will offer Agenus significant advantages in the creation of high expressing and stable master cell lines needed for antibody manufacturing. The transaction with IONTAS (Cambridge, UK) further strengthens our suite of best-in-class approaches to developing and optimizing antibodies as potential new medicines. Combined, these three transactions are expected to result in significant cost savings and greater overall efficiencies, leading to faster, less expensive, and improved product development.

Agenus will use its newly acquired capabilities to accelerate the development of its portfolio of CPM candidates for its own programs and those of potential collaborators. These added capabilities will uniquely position Agenus, allowing it to exploit its technological and development capabilities and also facilitate new partnership opportunities beyond its current portfolio.

“We can now apply a highly effective suite of approaches that have the advantage of incorporating three complementary display technologies for discovering antibodies with superior pharmacological and pharmaceutical characteristics,” said Robert B. Stein, MD, PhD, Chief Scientific Officer of Agenus. “At Agenus, we integrate the use of these display platforms with innovative computational, structured-based design approaches to discover and optimize potential best-in-class monoclonal antibodies as future medicines. Our partnership with IONTAS will be a unique opportunity to collaborate with John McCafferty, a pioneer of the Phage Display approach and one of the world’s leading experts in its use for discovery of therapeutic antibodies. Separately, the addition of the Selexis cell line development capabilities and the XOMA antibody pilot plant will allow us to advance our broad and growing CPM portfolio into clinical studies with greater speed, quality, and control.”

Under the terms of the agreement with XOMA, Agenus will pay at closing $5.0 million in cash and up to $1.0 million in common stock. In addition to the XOMA manufacturing facility and a team of qualified CMC scientists from XOMA, Agenus will also gain access to selected XOMA antibody technologies as part of the agreement. These costs, as well as costs related to the Iontas and Selexis transactions, should be more than offset by savings associated with reduced contract manufacturing expenses.

Agenus plans to provide further information regarding the near and longer term benefits to the Company’s programs and capabilities during the upcoming Analyst Day on November 19, 2015 at 4:00 pm at St. Regis Hotel in New York City.

About XOMA Corporation

XOMA Corporation is a leader in the discovery and development of therapeutic antibodies. The Company's innovative product candidates result from the Company's expertise in developing ground-breaking monoclonal antibodies, including allosteric antibodies, which have created new opportunities to potentially treat a wide range of human diseases. XOMA's scientific research has produced a portfolio of six endocrine assets, each of which have the opportunity to address multiple indications. The Company’s lead product candidate, XOMA 358, is an allosteric monoclonal antibody that reduces insulin receptor activity, which could have a major impact on the treatment of hyperinsulinism. The Company recently initiated Phase 2 development activities for XOMA 358 in patients with congenital hyperinsulinism. Additionally, XOMA is developing gevokizumab (IL-1 beta modulating antibody) in an ongoing Phase 3 program enrolling patients with pyoderma gangrenosum, a rare ulcerative skin condition. For more information, visit www.xoma.com.

About Iontas

IONTAS is a biotechnology company focused on the development of novel antibody therapeutics. It employs its proven expertise in all key areas of therapeutic antibody discovery and development. In addition to in house drug discovery programs, Iontas is seeking to partner with select companies to develop new antibody based therapies in the areas of cancer and inflammation.

About Selexis SA

Headquartered in Geneva, Switzerland, Selexis SA is a global life science company with innovative technologies for biologic drug discovery and mammalian Research Cell Banks for scale-up to manufacturing of recombinant therapeutic proteins. With the Company’s SUREtechnology Platform™ biopharmaceutical companies can significantly reduce the time, effort, and costs associated with developing high-performance mammalian cell lines for the production of monoclonal antibodies (MAbs) and other recombinant proteins including difficult-to-express proteins such as plasma proteins, GPCRs and non-natural proteins such as fusion proteins. Selexis generated cell lines are being used in a variety of programs from drug discovery to a commercial product.

About Agenus

Agenus is an immunology company engaged in the discovery and development of novel checkpoint modulators, vaccines and adjuvants to treat cancer and other diseases. Using its proprietary platforms Retrocyte Display™ and SECANT®, the Company is discovering and developing novel antibodies to target GITR, OX40, CTLA-4, LAG-3, TIM-3, PD-1, CEACAM1 and other undisclosed checkpoints in partnered and internal programs. Agenus’ heat shock protein vaccine, Prophage, has successfully completed Phase 2 studies in newly diagnosed glioblastoma multiforme. The Company’s QS-21 Stimulon® adjuvant is partnered with GlaxoSmithKline and Janssen Sciences Ireland UC. For more information, please visit www.agenusbio.com; information that may be important to investors will be routinely posted on our website.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the proposed acquisition of XOMA Corporation’s antibody pilot plant manufacturing facility and capabilities, the potential impact the three announced transactions could have on the Company’s business, including the potential impact on timelines, efficiencies and cost-savings, and the ability of the Company to integrate its newly acquired capabilities and generate product candidates. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the risk that the acquisition of Xoma’s facility will not close or that, even if it does close, that the Company will be successful in integrating the newly acquired assets and technologies to achieve its stated goals, as well as other factors described under the Risk Factors section of Agenus’ Form 10-Q filed with the Securities and Exchange Commission on November 4, 2015. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

CONTACT:
Agenus :
Agenus Inc.
Michelle Linn, 774-696-3803
michelle.linn@agenusbio.com
or
Media:
BMC Communications
Brad Miles, 646-513-3125
bmiles@bmccommunications.com
or
Investors:
Argot Partners
Andrea Rabney, 212-600-1902
andrea@argotpartners.com
or
Jamie Maarten, 212-600-1902
jamie@argotpartners.com
or
Selexis:
Selexis
Robert Meister, 602-953-1716
robert.meister@selexis.com
or
Iontas:
Iontas
Wendy Bushell, +44 1223 750801
wb@iontas.co.uk